                                                                     EXHIBIT 1.1



           9,000,000 PREMIUM INCOME EQUITY SECURITIES(SM) ("PIES(SM)")

                          TESORO PETROLEUM CORPORATION

    CONSISTING OF DEPOSITARY SHARES, EACH REPRESENTING ONE ONE-HUNDREDTH OF A
           SHARE OF THE 7 1/4% MANDATORILY CONVERTIBLE PREFERRED STOCK

                             UNDERWRITING AGREEMENT

                                                                   June 25, 1998

LEHMAN BROTHERS INC.
HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

         Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), proposes to sell to Lehman Brothers Inc. and Howard, Weil, Labouisse, Friedrichs Incorporated, the several underwriters (collectively, the "Underwriters"), and the Underwriters propose, severally and not jointly, to purchase 9,000,000 Premium Income Equity Securities, or "PIES" (the "Firm Securities"), consisting of depositary shares, each representing one one-hundredth of a share of the Company's 7 1/4% mandatorily convertible preferred stock (the "Mandatorily Convertible Preferred Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,350,000 PIES on the terms and for the purposes set forth in Section 2 (the "Option Securities"). The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the "Securities." This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

         The Securities are being issued and sold in connection with the acquisition (the "Hawaii Acquisition") of BHP Petroleum Americas Refining Inc. and BHP Petroleum South Pacific Inc. (together, "BHP Hawaii") and the proposed acquisition (the "Washington Acquisition," and together with the Hawaii Acquisition, the "Acquisitions") of Shell Anacortes Refining Company ("Shell Washington") by the Company. Concurrently with the offering of the Securities (the "PIES Offering"), the Company is offering 5,000,000 shares of the Company's common stock, par value $0.16 2/3 per share (the "Common Stock"), with gross proceeds of $79.7 million (excluding any proceeds from the exercise of over-allotment options granted to the underwriters of the Common Stock). The Company is also proposing to offer $300 million in aggregate principal amount of its Senior Subordinated Notes (the "Notes"). The closing of the PIES Offering is not conditioned upon the closings of the offerings of Common Stock (the "Common Stock Offering") or the Notes (the

"Notes Offering" and together with the Common Stock Offering and PIES Offering, the "Offerings"), nor is the closing of any of the Offerings conditioned upon the closing of the Washington Acquisition. The net proceeds from the Offerings, together with borrowing under the Company's Third Amended and Restated Credit Facility (the "Senior Credit Facility"), will be used to fund the cash purchase price of the Washington Acquisition, to refinance the Company's Second Amended and Restated Credit Facility (the "Interim Credit Facility") (a portion of which was used to finance the cash purchase price of the Hawaii Acquisition), to pay certain fees and expenses related to the Transactions (as defined below) and, to the extent not used, for general corporate purposes (including working capital requirements and capital expenditures).

          The (i) stock purchase agreement entered into by the Company in connection with the Washington Acquisition (the "Washington Agreement") and the Senior Credit Facility, (ii) the underwriting agreement entered into in connection with the Common Stock Offering and (iii) the purchase agreement, registration rights agreement, indenture, Notes and subsidiary guarantees thereof entered into in connection with the Notes Offering are hereinafter sometimes collectively referred to as the "Transaction Documents." The Offerings, the Acquisitions and the closing of the Senior Credit Facility are hereinafter sometimes referred to collectively as the "Transactions."


SECTION  1.       Representations, Warranties and Agreements of the Company.

         The Company represents and warrants to, and agrees with, the Underwriters that as of the date hereof:

                  (a) A registration statement on Form S-3 (file number 333-51789), and amendments thereto, with respect to the Securities, the Mandatorily Convertible Preferred Stock and the Common Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Such registration statement, as amended as of the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all material respects with said Rule. Copies of such registration statement and amendments thereto have been delivered by the Company to you as the Underwriters. Upon your written request, but not without your agreement, the Company will also file a Rule 462(b) Registration Statement in accordance with Rule 462(b). As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, the most recent post-effective amendment thereto, if any, or any Rule 462(b) Registration Statement became or becomes effective; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, including without limitation the preliminary prospectus supplement, dated June 5, 1998 (the "Preliminary Prospectus Supplement") relating to the Securities filed with the Commission pursuant to Rule 424(b)(5) of the Rules and Regulations, through the date of the Preliminary Prospectus

Supplement; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations and, in the event any Rule 462(b) Registration Statement becomes effective prior to the First Delivery Date (as hereinafter defined), also means such registration statement as so amended, unless the context otherwise requires; "Prospectus" means the Prospectus included in the Registration Statement at the Effective Time, including without limitation the final prospectus supplement, dated June 26, 1998, relating to the Securities, as first filed with the Commission pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations; and "Rule 462(b) Registration Statement" means the registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Rules and Regulations relating to the offering covered by the initial Registration Statement. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus, any further amendments or supplements to the Registration Statement or the Prospectus and any Rule 462(b) Registration Statement will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Time (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus when they became effective or were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus when such documents became effective or are filed with the Commission, as the case may be, will conform in all material respects to requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Prospectus, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified and registered as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a Material Adverse Effect (as defined below)). The Company has an authorized capitalization as set forth under the caption "Capitalization" in the Prospectus. On the date hereof and on the First Delivery Date all of the issued and outstanding shares of capital stock of the Company (including the shares of Common Stock to be issued in the Common Stock Offering) have been duly authorized and will be validly issued and fully paid and nonassessable and will conform to the description thereof contained in or incorporated by reference in the Prospectus. As used herein, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, business, earnings or prospects of the Company and the Subsidiaries (as defined below), taken as a whole.

                  (e) The unissued Securities to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable. The unissued shares of Mandatorily Convertible Preferred Stock to be issued in exchange by the Company to Bank of New York, as depositary with respect thereto (the "Depositary") under the deposit agreement, dated the First Delivery Date, between the Company and the Depositary (the "Deposit Agreement") have been duly and validly authorized and, when issued and exchanged for depositary receipts therefor as provided in the Deposit Agreement, will be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon the conversion of the Mandatorily Convertible Preferred Stock, have been duly and validly authorized and reserved for issuance, and upon such conversion, will be duly and validly issued, fully paid and nonassessable.

                  (f) Schedule II hereto is a complete and accurate schedule of the names of all corporations, partnerships and joint ventures (the "Subsidiaries") which constitute "subsidiaries," as such term is defined in Rule 405 of the rules and regulations of the Commission under the Securities Act (collectively with the rules and regulations of the Commission under the Exchange Act, the "Rules and Regulations"). Other than the Subsidiaries listed on Schedule II, no corporation, partnership or other entity in which the Company has an equity interest constitutes a "subsidiary" as defined in Rule 405 of the Rules and Regulations. Each Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its incorporation or formation, as the case may be, with full corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each Subsidiary is duly qualified and registered as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration unnecessary, save where the failure to so qualify or be in good standing as a foreign corporation or limited partnership, as the case may be, would not have a Material Adverse Effect.

                  (g) All of the issued and outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly, free and clear of any lien, adverse claim, security interest or other encumbrance (a "Lien"), except as arising from the Interim Credit Facility and, upon its execution, the Senior Credit Facility or as described in the Prospectus. All outstanding equity interests in each Subsidiary that is not a corporation have been duly authorized and validly issued and are owned by the Company directly or indirectly, free and clear of any Lien, except as arising from the Interim Credit Facility and, upon its execution, Senior Credit Facility or as described in the Prospectus. Except as disclosed in the Prospectus and as outstanding under employee benefit plans of the Company, there are no outstanding subscriptions, rights (preemptive or other), warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, nor any restriction on the voting or transfer of, any capital stock or other equity interest of the Company or any Subsidiary;

                  (h) The Company and each of the Subsidiaries have all requisite power and authority to execute, deliver and perform their respective obligations under this Agreement, the Deposit Agreement and each of the Transaction Documents, to which they may respectively be a party, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Securities as provided herein and therein, to consummate the exchange of the Mandatorily Convertible Preferred Stock for depositary receipts by the Depositary under the terms of the Deposit Agreement and to consummate the Transactions.

                  (i) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (j) The Deposit Agreement has been duly authorized by the Company, and on the First Delivery Date will have been validly executed and delivered by the Company. When the Deposit Agreement has been executed and delivered by the Company, the Deposit Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general equity principles. The Prospectus contains and accurate summary, in all material respects, of the terms of the Deposit Agreement.

                  (k) The Washington Agreement has been duly authorized, validly executed and delivered by the Company. The Washington Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general equity principles.

                  (l) The Senior Credit Facility has been duly authorized by the Company and, upon execution thereby, will have been validly executed and delivered by the Company and the Subsidiaries party thereto. When the Senior Credit Facility has been duly executed and delivered by the Company and each of such Subsidiaries, the Senior Credit Facility will constitute a valid and binding agreement of the Company and each of such Subsidiaries, enforceable against the Company and each of such Subsidiaries in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general equity principles. The Prospectus contains an accurate summary, in all material respects, of the terms of the Senior Credit Facility.

                  (m) The execution, delivery and performance of this Agreement and the Deposit Agreement by the Company and the Transaction Documents by the Company and the Subsidiaries party thereto, compliance by the Company and each of such Subsidiaries with all the provisions hereof and thereof, the issuance and sale of the Securities by the Company, the exchange of the Mandatorily Convertible Preferred Stock for depositary receipts by the Depositary and the consummation by the Company and such Subsidiaries of the transactions contemplated hereby and thereby, including the Transactions and as described in the Prospectus under the caption "Use of Proceeds," (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject, (ii) will not result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any Subsidiary or
(iii) will not result in any violation of the provisions of any law or statute or any order, rule, regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties or assets is bound, except in the case of clauses (i), (iii) and (iv) for such conflicts, breaches, defaults, violations or Liens which individually or in the aggregate would not result in a Material Adverse Effect. Except for such consents, approvals, authorizations, other orders, filings, qualifications or registrations (i) as have been obtained, (ii) as may be required under applicable state securities or Blue Sky laws of various jurisdictions in connection with the issuance, sale and delivery of the Securities, (iii) as may be required in connection with the Washington Acquisition, (iv) as may be required in the perfection of liens in connection with the consummation of the Transactions and (v) which the failure to obtain would not result in a Material Adverse Effect, no consent, approval, authorization, or order of or filing, qualification or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Deposit Agreement or the Transaction Documents by the Company and each of the Subsidiaries party thereto, compliance by the Company and each of the Subsidiaries party thereto with all the provisions hereof and thereof, the issuance and sale of the Securities by the Company, the exchange of the Mandatorily Convertible Preferred Stock for depositary receipts by the Depositary and the consummation of the transactions contemplated hereby and thereby, including the Transactions and as described in the Prospectus under the caption "Use of Proceeds."

                  (n) Neither the Company nor any Subsidiaries has sustained, since the date of the latest quarterly financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, except losses or interferences which do not, individually or in the aggregate, have a Material Adverse Effect; and, since such date, there has not been any material change in the capital stock or other equity interest or long-term debt or short-term debt of the Company or any Subsidiaries or any change having a Material Adverse Effect, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus; and, since such date, except as otherwise disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to Company employee benefit plans or (ii) declared or paid any dividend on its capital stock.

                  (o) The historical consolidated financial statements (including the related notes and supporting schedules) of the Company, and to the Company's knowledge, BHP Hawaii and Shell Washington, which appear in the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Securities Act, the Exchange Act, and the Rules and Regulations, present fairly in all material respects the consolidated financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as noted therein. The pro forma financial statements included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and in the Preliminary Prospectus and the Prospectus; and such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations, have been prepared on a basis consistent with the historical consolidated financial statements of the Company, and to the Company's knowledge, BHP Hawaii and Shell Washington, give effect to assumptions used in the preparation thereof on a reasonable basis. The other financial and statistical information and operating data of the Company, and to the Company's knowledge BHP Hawaii and Shell

Washington included in the Preliminary Prospectus and the Prospectus, historical and pro forma, is in all material respects accurately presented and prepared on a basis consistent with the financial statements, in all material respects, included in the Preliminary Prospectus and the Prospectus and the books and records of the Company, and to the Company's knowledge, the books and records of BHP Hawaii and Shell Washington.

                  (p) Except for the Registration Rights Agreement entered into by the Company and the Subsidiaries party thereto in connection with the Notes Offering, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, owned or to be owned by such person or to require the Company to include such securities with any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

                  (q) Deloitte & Touche LLP, and to the Company's knowledge, Arthur Andersen LLP and Price Waterhouse LLP, who have certified certain financial statements of the Company and its Subsidiaries, BHP Hawaii and Shell Washington, respectively, whose reports are included or incorporated by reference in the Prospectus and who have delivered the initial letters referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (r) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or to which any of their respective properties or assets is subject which (i) could reasonable be expected to have a Material Adverse Effect or (ii) could materially and adversely affect the consummation by the Company of its obligations pursuant to this Agreement, the Deposit Agreement or the Transaction Documents; and to the Company's knowledge, no such proceedings are threatened or contemplated by government authorities or threatened by others.

                  (s) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure to have such permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed in all material respects all of its current obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permits, subject in each case to such qualifications as may be set forth in the Prospectus and except where the failure so to fulfill or perform or the occurrence of such an event would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company and the Subsidiaries, taken as a whole.

                  (t) The Company and each of the Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to have such permits would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

                  (u) With the exception of producing oil and gas properties and gas gathering properties (the "Oil and Gas Properties"), the Company and each of the Subsidiaries has good and indefeasible title in fee simple to all real property and good and defensible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and with the exception of the Oil and Gas Properties, all real property, buildings and vessels held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, buildings and vessels by the Company and the Subsidiaries.

                  (v) The Company and each of the Subsidiaries has good and defensible title to its Oil and Gas Properties, free and clear of all liens, encumbrances and defects, except (a) those described in the Preliminary Prospectus and the Prospectus, (b) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (c) liens and encumbrances under operating agreements, unitization and pooling agreements, and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry and (d) liens, encumbrances and defects that do not in the aggregate materially affect the value of such Oil and Gas Properties or materially interfere with the use made or proposed to be made of such properties by the Company or any of the Subsidiaries. Except to the extent described in the Preliminary Prospectus and the Prospectus, the oil, gas and mineral leases, coal methane leases, options to lease, drilling concessions or other property interests therein held by the Company and each of the Subsidiaries reflects in all material respects the right of the Company and its Subsidiaries, as the case may be, to explore or receive production from the undeveloped properties described in the Preliminary Prospectus and the Prospectus, and the Company and each of the Subsidiaries have exercised reasonable diligence with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other property interests.

                  (w) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect; except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is party to a collective bargaining agreement; and there are no significant unfair labor practice complaints pending against the Company or any of the Subsidiaries or, to the best of the Company's knowledge, threatened against any of them.

                  (x) The Company and each of the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; neither the Company nor any of the Subsidiaries has incurred and neither do any of them expect to incur liability under (i) title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue code of 1985, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (y) The Company and each of the Subsidiaries has filed, and as of the First Delivery Date will have filed, all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, might have) a Material Adverse Effect.

                  (z) The Company and each of the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

                  (aa) Except as described in the Preliminary Prospectus and the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and each of the

Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or Environmental Laws.

                  (bb) The Company is not, and upon the issuance and sale of the Securities as herein contemplated, the consummation of the exchange of the Mandatorily Convertible Preferred Stock for depositary receipts by the Depositary and the application of the net proceeds therefrom as described under the caption "Use of Proceeds" in the Prospectus will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (cc) The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (dd) The statements set forth in the Prospectus under the captions "Prospectus Summary--The Transactions--The Acquisitions," "Business--Government Regulation and Legislation," "Description of Indebtedness," "Description of Capital Stock," "Description of PIES" and "Description of Depositary Arrangements" insofar as such statements purport to summarize the provisions of the documents or agreements referred to therein, matters of law or legal conclusions or federal statute, laws or regulations, are accurate and fairly present the information required to be shown.

                  (ee) The information supplied by the Company to the independent petroleum engineering consultants for the Company for purposes of preparing the reserve reports and estimates of such consultants incorporated by reference in the Preliminary Prospectus and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the date supplied and was prepared in accordance with customary industry practices; and Netherland, Sewell & Associates, Inc., independent petroleum engineers, who prepared estimates of the extent and value of proved oil and natural gas reserves of the Company are independent with respect to the Company.

                  (ff) The Company and each of the Subsidiaries has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance. Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION  2.       Purchase of the Securities by the Underwriters.

                  (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 9,000,000 of the Firm Securities to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Securities set opposite that Underwriter's name in
Schedule I hereto.

                  (b) In addition, the Company grants to the Underwriters an option to purchase up to 1,350,000 of the Option Securities. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in Section 4 hereof. Option Securities shall be purchased severally and not jointly for the account of the Underwriters in proportion to the number of Firm Securities set opposite the name of such Underwriters in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Securities shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Securities other than in amounts of 100 PIES. The price of both the Firm Securities and any Option Securities shall be $15 15/16 per PIES.

                  (c) The Company shall not be obligated to deliver any of the Securities to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Securities to be purchased on such Delivery Date as provided herein.

SECTION  3.       Offering of Securities by the Underwriters.

                  (a) Upon authorization by the Underwriters of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

                  (b) Each Underwriter agrees that it will not offer or sell any of the Securities outside of the United States and Canada.

SECTION  4.       Delivery of and Payment for the Securities.

                  (a) Delivery of and payment for the Firm Securities shall be made at the offices of Andrews & Kurth, L.L.P., 600 Travis Street, Houston, Texas 77002, at 8:30 A.M., Houston time, on July 1, 1998, or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to herein as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Securities to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence (except that the Company will not be responsible for any delay resulting from any action or inaction of any Underwriter) and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Upon delivery, the Firm Securities shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Securities, the Company shall make the certificates representing the Firm Securities available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  (b) At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Underwriters, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the third business day after the date on which the option shall have been exercised. The date and time the Option Securities are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

                  (c) Delivery of and payment for the Option Securities shall be made at the place specified in the first sentence of the first paragraph of this
Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 8:30 A.M., Houston time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Securities to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence (except that the Company will not be responsible for any delay resulting from any action or inaction of any Underwriter), and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Upon delivery, the Option Securities shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates representing the Option Securities available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

                  (d) Since an affiliate of Lehman Brothers Inc. will receive in excess of 10% of the net proceeds of the Offerings, the PIES Offering is being made pursuant to the provisions of Rule 2710(c)(8) of the Conduct Rule of the National Association of Securities Dealers (the "Conduct Rules"). The Company hereby confirms its engagement of Howard, Weil, Labouisse, Friedrichs Incorporated as, and Howard, Weil, Labouisse, Friedrichs Incorporated, hereby confirms its agreement with the Company to render services as qualified independent underwriter within in the meaning of Rule 2720 of the Conduct Rules for the PIES Offering. Howard, Weil, Labouisse, Friedrichs Incorporated, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter." It is understood and agreed by all parties hereto that the price at which the Securities are issued and sold is not higher than the price recommended by the Independent Underwriter. Howard, Weil, Labouisse, Friedrichs Incorporated hereby confirms that it meets the requirements for serving as a qualified independent underwriter within the meaning of Rule 2720 of the Conduct Rules.

SECTION  5.       Further Agreements of the Company.

         The Company further agrees:

                  (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus and to file no Rule 462(b) Registration Statement except as permitted herein; to advise the Underwriters , promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; upon your request, to cause the Rule 462(b) Registration Statement, properly completed, to be filed with the Commission pursuant to Rule 462(b) and to provide evidence satisfactory to the Underwriters of such filing; to advise the Underwriters , promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

                  (b) To furnish reasonably promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, each amendment thereto and any Rule 462(b) Registration Statement filed with the Commission, including all consents and exhibits filed therewith;

                  (c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission, each amendment thereto (in each case excluding exhibits other than this Agreement) and any Rule 462(b) Registration Statement, (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

                  (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus, any Prospectus pursuant to Rule 424 of the Rules and Regulations or any Rule 462(b) Registration Statement to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing;

                  (f) The Company will make generally available to holders of its securities as soon as may be practicable an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of
Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                  (g) For a period of five years following the Effective Date, to furnish to the Underwriters copies of all materials furnished by the Company to its public shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the PIES may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (h) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale (or obtain an exemption from registration) under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities;

                  (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any PIES or shares of Common Stock or any securities convertible into or exchangeable for PIES or Common Stock (other than the Securities, the Mandatorily Convertible Preferred Stock, the Common Stock issued in the Common Stock Offering and upon conversion of the Mandatorily Convertible Preferred Stock and the shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or upon conversion of the Convertible Subordinated Debentures of Coastwide Energy Services, Inc.) or (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of PIES, shares of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.

                  (j) To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary of the Company shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (k) To apply the net proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Prospectus.

                  (l) To do all things required or necessary to be done or performed under this Agreement prior to such Delivery Date by such date and to satisfy the closing conditions set forth in Section 7 hereof.

SECTION  6.       Expenses.

         Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all reasonable expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (ii) fees, disbursements and expenses of counsel to the Company and accountants to Company in connection with the sale and delivery of the Securities, and all other fees and expenses in connection with the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (including financial statements), including the mailing and delivering of copies to the Underwriters and persons designated by them in the quantities specified; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iv) the costs of producing and distributing this Agreement, the Deposit Agreement and any related documents in connection with the offering, purchase, sale and delivery of the Securities (v) listing or other fees incident to the inclusion of the Securities and the Common Stock issuable upon conversion of the Mandatorily Convertible Preferred Stock for listing on the New York Stock Exchange; (vi) the fees and expenses, if applicable, of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters in connection with such qualification and memorandum relating thereto); (vii) the fees and expenses of the Depositary (including reasonable related fees and expenses of counsel to the Depositary) and (viii) all other costs and expenses incident to the performance of the obligations of the Company or any of the Subsidiaries under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

SECTION  7.       Conditions to the Underwriters' Obligations.

         The obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Andrews & Kurth, L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Underwriters may agree.

                  (e) The Underwriters shall have received from Fulbright & Jaworski L.L.P. their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (f) The Underwriters shall have received from James C. Reed, Jr., his written opinion, as General Counsel of the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (g) At the time of execution of this Agreement, the Underwriters shall have received from each of Deloitte & Touche LLP, Arthur Andersen LLP and Price Waterhouse LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information, operating data and other matters ordinarily covered by accountants' "comfort letters" to underwriters, including the financial information contained or incorporated by reference in the Prospectus as identified by you.

                  (h) With respect to the letters of Deloitte & Touche LLP, Arthur Andersen LLP and Price Waterhouse LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Underwriters letters (the "bring-down letters") of such accountants, addressed to the Underwriters and dated such Delivery Date, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date of the respective bring-down letter), the conclusions and findings of such firm with respect to the financial information, operating data and other matters covered by the respective initial letter and
(iii) confirming in all material respects the conclusions and findings set forth in the respective initial letter.

                  (i) (A) At the time of execution of this Agreement, the Underwriters shall have received from Netherland, Sewell & Associates, Inc., independent petroleum engineers for the Company, a letter dated as of such date, in form and substance satisfactory to the Underwriters; and (B) on such Delivery Date, the Underwriters shall have received from Netherland, Sewell and Associates, Inc., independent petroleum engineers for the Company, a letter dated as of such Delivery Date, to the effect that they reaffirm the statements made in the letter referred to in clause (i)(A) above.

                  (j) The Company shall have furnished to the Underwriters a certificate, dated the such Delivery Date, of (i) the Chairman of the Board, President or a Vice President of the Company and (ii) the Treasurer or Chief Financial Officer of the Company stating that:

                           (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date and the Company has complied with all its agreements contained herein;

                           (ii) (A) Neither the Company nor any of the Subsidiaries has sustained since the date of the latest quarterly financial statements included or incorporated by reference in the Preliminary Prospectus or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus or the Prospectus and (B) since such date there has not been any material change in the capital stock, long-term debt or short-term debt of the Company or any of the Subsidiaries or any material change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus or the Prospectus; and

                           (iii) They have carefully examined the Registration Statement or the Prospectus and, in their opinion (A) the Registration Statement or the Prospectus, as of their respective dates, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, (in the case of the Prospectus, in the light of the circumstances under which they were made), not misleading, and (B) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

                           (iv) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission as of such Delivery Date; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (k) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date there shall not have been any material change in the capital stock, long-term debt or short-term debt of the Company or any of its Subsidiaries or any material change, or any development involving a prospective material change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

                  (l) The Company shall have entered into the Deposit Agreement.

                  (m) Subsequent to the execution and delivery of this Agreement
(i) no downgrading shall have occurred in the rating accorded the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Notes.

                  (n) The Underwriters shall have received from Andrews & Kurth L.L.P., counsel for the Underwriters, their opinion, dated such Delivery Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION  8.       Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein and described in Section 8(e); provided, further, that with respect to any such untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not enure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned if, to the extent that such sale was an initial sale by such Underwriter and any such loss claim, damage or liability of such Underwriter is a result of the fact that both (A) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 5(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of any Underwriter.

                  In addition to and without limitation of the Company's obligation to indemnify Howard, Weil, Labouisse, Friedrichs Incorporated as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" in connection with the PIES Offering.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any such director, officer or employee, or any controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of such Underwriter specifically for inclusion therein and described in Section 8(e), and shall reimburse the Company and any such director, officer or employee, or any such controlling person, for any legal or other expenses reasonably incurred by the Company or any such director, officer or employee, or any controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or employee, or any controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent all indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties against the indemnifying party under this Section 8 if, (i) the employment of such counsel shall have been authorized by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have engaged counsel reasonably promptly to take charge of the defense of such action or
(iii) counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified parties that are in addition to or in conflict with those available to the indemnifying party, and, in that event, the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, further, that in connection with any proceedings or related proceedings in the same jurisdiction, the indemnifying party shall not be liable for the legal fees and expenses of more than one separate firm of attorneys (in addition to any local counsel). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this
Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold and distributed by it was offered to the purchasers exceeds the amount of any damages which the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the offering of the Securities set forth in the bottom paragraph on the cover page of, the legend concerning stabilization and overallotment on the inside front cover of the Prospectus, and the seventh, eighth, ninth and tenth paragraphs under the caption "Underwriting" relating to stabilization and over-allotment in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus.

SECTION  9.       Defaulting Underwriters.

         If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm

Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on such Delivery Date if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9% of the total number of Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

SECTION  10.      Termination.

         The obligations of the Underwriters hereunder may be terminated by them by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York State authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such; provided, however, in the case of
(iii) and (iv) above, as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

SECTION  11.      Reimbursement of Underwriters' Expenses.

         If the sale of Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 7 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company shall reimburse the Underwriters for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by it in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters.

SECTION  12.      Notices, etc.

         All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-528-8822);

                  (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Vice President, Finance and Treasurer (Facsimile:
210-828-8600).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION  13.      Persons Entitled to Benefit of Agreement.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION  14.      Survival.

         The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION  15.      Definition of "Business Day."

         For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

SECTION  16.      Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

SECTION  17.      Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION  18.      Headings.

         The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                                    * * * * *

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                  Very truly yours,

                                  TESORO PETROLEUM CORPORATION


                                  By: /s/ BRUCE A. SMITH
                                     ------------------------------------
                                     Bruce A. Smith
                                     Chairman of the Board, President and
                                        Chief Executive Officer

                                  HOWARD, WEIL, LABOUISSE, FRIEDRICHS
                                     INCORPORATED
                                  (solely in its role as Qualified Independent
                                     Underwriter)

                                  By: HOWARD, WEIL, LABOUISSE, FRIEDRICHS
                                       INCORPORATED


                                  By: /s/ JAMES HANSON
                                     ------------------------------------
                                         (Authorized Representative)


Accepted:

LEHMAN BROTHERS INC.
HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED

By: LEHMAN BROTHERS INC.

   By: /s/ H.E. McGEE III
      ------------------------------------
          (Authorized Representative)

                                   SCHEDULE I



                                                                                              Number
                                                           Number of Firm           of Option Securities to be
                                                           Securities to           purchased (if over-allotment
                 Name of Underwriter                        be purchased             option exercised in full)
                 -------------------                       --------------          ----------------------------
Lehman Brothers Inc..................................         8,100,000                      1,215,000
Howard, Weil, Labouisse, Friedrichs
      Incorporated ..................................           900,000                        135,000
                                                            -----------                     ----------
Total................................................         9,000,000                      1,350,000
                                                            ===========                     ==========

                                   SCHEDULE II

1.  Digicomp, Inc.
2.  Interior Fuels Company
3.  Kenai Pipe Line Company
4.  Tesoro Alaska Petroleum Company
5.  Tesoro Alaska Pipeline Company
6.  Tesoro Bolivia Petroleum Company
7.  Tesoro E&p Company, L.P.
8.  Tesoro Exploration and Production Company
9.  Tesoro Financial Services Holding Company
10. Tesoro Gas Resources Company, Inc.
11. Tesoro Hawaii Corporation
12. Tesoro Latin America Company
13. Tesoro Marine Services, Inc.
14. Tesoro Natural Gas Company
15. Tesoro Northstore Company
16. Tesoro Petroleum Companies, Inc.
17. Tesoro Petroleum South Pacific Company
18. Tesoro Pipeline Company, L.P.
19. Tesoro Refining, Marketing &  Supply Company
20. Tesoro Vostok Company
21. Victory Finance Company




                                       A-2